As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1567322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of Principal Executive Offices) (Zip Code)

MATTEL, INC. 2005 EQUITY COMPENSATION PLAN

AMENDED AND RESTATED MATTEL 1996 STOCK OPTION PLAN

(Full titles of the plans)

Andrew M. Paalborg, Esq.

Vice President, Assistant General Counsel and Assistant Secretary

Mattel, Inc.

333 Continental Boulevard

El Segundo, California 90245-5012

(Name and address of agent for service)

(310) 252-2000

(Telephone number, including area code, of agent for service)

Copy to:

Patrick Brown, Esq.

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067-1725

(310) 712-6600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	25,000,000	$14.76	$369,000,000	$20,590.20
	4,650,000	$14.76	$68,634,000	$ 3,829.78
Total	29,650,000			$24,419.98

(1)	Amount represents shares of common stock, par value $1.00 per share (“Common Stock”) of Mattel, Inc. (“Mattel”) issuable pursuant to the above referenced plans. The Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) authorizes the issuance of up to 50,000,000 shares of Common Stock, of which 25,000,000 shares are being registered hereunder and 25,000,000 shares of which have been previously registered pursuant to Registration Statement No. 333-125059. A total of 4,650,000 shares are being registered on this Registration Statement pursuant to the Amended and Restated Mattel 1996 Stock Option Plan, as amended (the “1996 Plan,” and together with the 2005 Plan, the “Plans”). In addition, 5,000,000 shares, 11,500,000 shares, 6,600,000 and 5,000,000 shares of Common Stock issuable pursuant to the 1996 Plan previously were registered pursuant to Registration Statement Nos. 333-03385, 333-75145, No. 333-101200 and 333-125059, respectively. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of shares of Common Stock that may be issued in accordance with the adjustment provisions of the Plans, including a stock dividend or stock split.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(3)	The Proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices $14.76 of Mattel’s Common Stock as reported on the New York Stock Exchange on April 27, 2009, pursuant to Rule 457(h) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The information required in the Section 10(a) prospectus for each of the plans referenced in Part II below is included in documents being maintained and delivered by Mattel as required by Rule 428 under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 registers the offer and sale of 29,650,000 shares of Common Stock of Mattel for issuance under the Plans, 25,000,000 of which are shares that may be issued under the 2005 Plan and 4,650,000 of which are shares that may be issued under the 1996 Plan. The contents of the prior Registration Statements on Form S-8 of Mattel relating to the 2005 Plan and 1996 Plan, File Nos. 333-03385, 333-75145, 333-101200 and 333-125059, are incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	Mattel’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	Mattel’s Current Reports on Form 8-K, dated February 2, 2009, March 27, 2009 and April 17, 2009;

(c)	Mattel’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders to be held on May 13, 2009;

(d)	Mattel’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009; and

(e)	The description of Mattel’s Common Stock contained in Mattel’s Registration Statement on Form 8-A filed March 24, 1997, as amended by Mattel’s Current Reports on Form 8-K dated November 16, 1998 and May 21, 2007.

All documents filed by Mattel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered hereby has been passed upon for Mattel by Andrew M. Paalborg, Esq., Vice President, Assistant General Counsel and Assistant Secretary.

Item 6.	Indemnification of Directors and Officers.

Mattel has adopted provisions in its Restated Certificate of Incorporation (the “Certificate”), which require Mattel to indemnify “any and all persons whom it has the power to indemnify pursuant to the Delaware General Corporation Law” (the “DGCL”) against any and all expenses (including attorneys’ fees), judgments, fines, and amounts paid in defense and settlement in connection with certain matters to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Mattel the power, subject to certain conditions and limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Mattel) by reason of the fact that the person is or was a director, officer, employee or agent of Mattel, or is or was serving at the request of Mattel as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Certificate also empowers Mattel by action of its Board of Directors to purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not Mattel would have the power to indemnify any such individual under the DGCL.

In addition, Mattel’s Amended and Restated Bylaws (the “Bylaws”) require that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Mattel or is or was serving at the request of Mattel, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Mattel to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Mattel to provide broader indemnification rights than said law permitted Mattel to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for claims by such persons against Mattel for non-payment of expenses, liabilities and losses for which such person is indemnified under the Bylaws, Mattel shall indemnify such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Mattel’s Board of Directors. The Bylaws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the Bylaws, entitle the persons to be indemnified to be reimbursed for the expenses of defending against actions to which they have been made a party in advance of final disposition or to be reimbursed for the expenses of prosecuting any claim against Mattel after final disposition, if such persons are successful, in whole or in part. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the Bylaws.

From time to time, Mattel has entered into and may enter into indemnity agreements, executive employment agreements containing indemnification provisions, and other agreements containing indemnification provisions with its directors and senior officers.

The directors and officers of Mattel and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of Mattel and its subsidiaries.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date
4.1	Amended and Restated Mattel 1996 Stock Option Plan (the “1996 Plan”)	10-K	001-05647	10.58	March 28, 2002

4.2	Amendment to the 1996 Plan	S-8	333-75145	4.2	March 26, 1999

4.3	Amendment No. 2 to the 1996 Plan	10-K	001-05647	10.42	March 10, 2000

4.4	Amendment No. 3 to the 1996 Plan	10-Q	001-05647	99.1	May 3, 2000

4.5	Amendment No. 4 to the 1996 Plan	10-K	001-05647	10.68	March 28, 2001

4.6	Amendment No. 5 to the 1996 Plan	10-Q	001-05647	99.1	October 26, 2001

4.7	Amendment to the 1996 Plan	10-K	001-05647	10.64	March 28, 2002

4.8	Amendment No. 6 to the 1996 Plan	10-Q	001-05647	99.0	August 9, 2002

4.9	Amendment No. 7 to the 1996 Plan	10-Q	001-05647	99.0	November 12, 2002

4.10	Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”)	DEF 14A	001-05647	Appendix C	April 13, 2005

4.11	Amendment No. 1 to the 2005 Plan	10-K	001-05647	10.76	February 26, 2009

4.12	Amendment No. 2 to the 2005 Plan	10-Q	001-05647	10.1	April 29, 2009

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date
+5.1	Opinion of Andrew M. Paalborg, Esq.

+23.1	Consent of PricewaterhouseCoopers LLP

+23.2	Consent of Andrew M. Paalborg, Esq. (included in Exhibit 5.1)

+24.1	Power of Attorney with respect to Mattel (see page S-7)

+ Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on September 6, 2008.

MATTEL, INC.

By:	/s/ Kevin M. Farr
	Name:	Kevin M. Farr
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert A. Eckert and Robert Normile, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Eckert Robert A. Eckert	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	September 6, 2008

/s/ Kevin M. Farr Kevin M. Farr	Chief Financial Officer (principal financial officer)	September 6, 2008

Signature	Title	Date

/s/ H. Scott Topham H. Scott Topham	Senior Vice President and Corporate Controller (principal accounting officer)	September 6, 2008

/s/ Michael J. Dolan Michael J. Dolan	Director	September 6, 2008

/s/ Dr. Frances D. Fergusson Dr. Frances D. Fergusson	Director	September 6, 2008

/s/ Tully M. Friedman Tully M. Friedman	Director	September 6, 2008

/s/ Dominic Ng Dominic Ng	Director	September 6, 2008

/s/ Vasant M. Prabhu Vasant M. Prabhu	Director	September 6, 2008

/s/ Dr. Andrea L. Rich Dr. Andrea L. Rich	Director	September 6, 2008

/s/ Ronald L. Sargent Ronald L. Sargent	Director	September 6, 2008

/s/ Dean A. Scarborough Dean A. Scarborough	Director	September 6, 2008

/s/ Christopher A. Sinclair Christopher A. Sinclair	Director	September 6, 2008

/s/ G. Craig Sullivan G. Craig Sullivan	Director	September 16, 2008

/s/ Kathy Brittain White Kathy Brittain White	Director	September 6, 2008

INDEX TO EXHIBITS

		Incorporated by Reference
Sequentially Numbered Exhibit	Description	Form	File No.	Exhibit(s)	Filing Date
4.1	Amended and Restated Mattel 1996 Stock Option Plan (the “1996 Plan”)	10-K	001-05647	10.58	March 28, 2002

4.2	Amendment to the 1996 Plan	S-8	333-75145	4.2	March 26, 1999

4.3	Amendment No. 2 to the 1996 Plan	10-K	001-05647	10.42	March 10, 2000

4.4	Amendment No. 3 to the 1996 Plan	10-Q	001-05647	99.1	May 3, 2000

4.5	Amendment No. 4 to the 1996 Plan	10-K	001-05647	10.68	March 28, 2001

4.6	Amendment No. 5 to the 1996 Plan	10-Q	001-05647	99.1	October 26, 2001

4.7	Amendment to the 1996 Plan	10-K	001-05647	10.64	March 28, 2002

4.8	Amendment No. 6 to the 1996 Plan	10-Q	001-05647	99.0	August 9, 2002

4.9	Amendment No. 7 to the 1996 Plan	10-Q	001-05647	99.0	November 12, 2002

4.10	Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”)	DEF 14A	001-05647	Appendix C	April 13, 2005

4.11	Amendment No. 1 to the 2005 Plan	10-K	001-05647	10.76	February 26, 2009

4.12	Amendment No. 2 to the 2005 Plan	10-Q	001-05647	10.1	April 29, 2009

+5.1	Opinion of Andrew M. Paalborg, Esq.

+23.1	Consent of PricewaterhouseCoopers LLP

+23.2	Consent of Andrew M. Paalborg, Esq. (included in Exhibit 5.1)

+24.1	Power of Attorney with respect to Mattel (see page S-7)

+	Filed herewith.